UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 28, 2006

Meade Instruments Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22183	95-2988062
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6001 Oak Canyon, Irvine, California		92618-5200
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949 451-1450

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Meade Instruments Corp. (the "Company") filed with the Securities and Exchange Commission ("SEC") (i) its previously outstanding Form 10-K for the fiscal year ended February 28, 2006 (the "Fiscal 2006 10-K") on November 28, 2006 and (ii) its previously outstanding Form 10-Q for the fiscal quarter ended May 31, 2006 (the "Fiscal First Quarter 10-Q") on November 29, 2006. The Company’s outstanding Form 10-Q for the fiscal quarter ended August 31, 2006 (the "Fiscal Second Quarter 10-Q") has not yet been filed. The Company expects to make that filing with the SEC as promptly as practicable.

As previously reported, the Company has received Nasdaq Staff Determination letters with respect to the Company’s failure to timely file its Fiscal 2006 Form 10-K, its Fiscal First Quarter 10-Q, and its Fiscal Second Quarter 10-Q. In response to a request from the Company, the Nasdaq Listing Qualifications Panel (the "Panel") gave the Company until November 27, 2006 to file its Fiscal 2006 10-K and its Fiscal First Quarter 10-Q with the SEC.

On November 22, 2006, the Company received a letter from the Nasdaq Office of Appeals and Review (the "November 22, 2006 Nasdaq Letter") informing it that the Nasdaq Listing and Hearing Review Council (the "Nasdaq Council") had called for a review of the Panel’s earlier decision setting the November 27, 2006 filing deadline. In connection with this call for review, Nasdaq advised the Company that the Panel’s determination to delist the Company’s securities is stayed pending further action by the Nasdaq Council. It is the understanding of the Company that the stay will remain in effect until the Nasdaq Council completes its review, which could take several weeks. Pending completion of the Nasdaq Council's review, the Company expects that its securities will continue to trade on the Nasdaq Global Market.

On November 28, 2006, the Company received a letter from Nasdaq informing it that the Panel had determined to delist the Company’s securities from the Nasdaq Stock Market since the Company did not make the requisite filings by November 27, 2006. However, the November 28, 2006 letter advised the Company that while the Panel’s determination would ordinarily result in the suspension of the Company’s shares effective on November 30, 2006, the Panel’s determination to delist the Company’s securities is stayed pending further action by the Nasdaq Council.

As described above, the Company has filed its Fiscal 2006 Form 10-K and its Fiscal First Quarter 10-Q and expects to file its Fiscal Second Quarter 10-Q with the SEC as promptly as practicable. After the Company has filed its Fiscal Second Quarter 10-Q with the SEC, the Company believes it will have remedied its filing deficiency with Nasdaq and expects that Nasdaq will then take action to terminate delisting proceedings. There can, however, be no assurances as to whether Nasdaq will terminate the delisting proceedings or when it will do so.

Item 8.01 Other Events.

The Company filed a press release on November 28, 2006 reporting (i) the receipt of the November 22, 2006 Nasdaq Letter and (ii) the filing of its Fiscal 2006 Form 10-K. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The exhibit to this Current Report is listed in the Exhibit Index set forth elsewhere herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Meade Instruments Corp.

November 29, 2006	By:	Brent W. Christensen

Name: Brent W. Christensen
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated November 28, 2006.